UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):  July 27, 2012

     AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

  (917) 804-3584

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2012, Clayton T. Marshall resigned as Chief Financial Officer of AgFeed Industries, Inc. (the “Company”), effective on August 17, 2012, for personal reasons and another career opportunity.

On August 2, 2012, the Board of Directors of the Company (the “Board”) elected Gerard Daignault as the Interim Chief Financial Officer of the Company effective August 17, 2012. Mr. Daignault is 53 years old and has served as the Managing Director Strategic Initiatives of the Company since July 15, 2011. Prior to that, he had served as the Company’s Chief Operating Officer since August 2008. Prior to joining the Company, Mr. Daignault was a managing director and co-founder of Spectrum Agribusiness, a provider of consulting services to companies in the food and agriculture industry. Prior to founding Spectrum Agribusiness, Mr. Daignault served as chief financial officer and director of finance for PIC North America, Inc., an international leader in the supply of genetically superior pig breeding stock and its related technical support. Mr. Daignault has held a number of financial and managerial positions, including 18 years at the director and chief financial officer level for domestic and international agribusiness, including at Purina Mills LLC, PMAG Products (a subsidiary of Tate & Lyle, N.A.), and Newsham Hybrid Genetics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: August 2, 2012	By:	/s/ K. Ivan F. Gothner
K. Ivan F. Gothner Chairman of the Board and Chief Executive Officer